UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2007
FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
4050 East Cotton Center Boulevard
Building 6, Suite 68
Phoenix, Arizona 85040
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 414-9300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
Signature
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On September 28, 2007, First Solar, Inc. (“First Solar”) announced its entry into a new long-term supply contract and its agreement to extend the terms of five existing long-term supply contracts. These new supply arrangements increase the total volume of modules to be sold by First Solar between 2007 and 2012 by an aggregate of 625MW, allowing for additional sales of approximately $1.1 billion at an assumed exchange rate of $1.30/€1.00.
     Details of the extended long-term supply contracts are as follows:
     (i) Framework Agreement on the Sale and Purchase of Solar Modules between First Solar, GmbH and Blitzstrom GmbH, amended September 27, 2007;
     (ii) Framework Agreement on the Sale and Purchase of Solar Modules between First Solar, GmbH and Conergy AG, amended September 27, 2007;
     (iii) Framework Agreement on the Sale and Purchase of Solar Modules between First Solar, GmbH and Gehrlicher Umweltschonende Energiesysteme GmbH, amended September 27, 2007;
     (iv) Framework Agreement on the Sale and Purchase of Solar Modules between First Solar, GmbH and Phoenix Solar AG, amended September 27, 2007; and
     (v) Framework Agreement on the Sale and Purchase of Solar Modules between First Solar, GmbH and Reinecke + Pohl Sun Energy AG, amended September 27, 2007.
     The new long-term supply contract is a Framework Agreement on the Sale and Purchase of Solar Modules between First Solar, GmbH and ASSYCE Fotovoltaica, dated September 27, 2007.
     A copy of the press release announcing the new supply arrangements is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release of First Solar issued on September 28, 2007.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: September 28, 2007	By:	/s/ I. Paul Kacir

	Name:	Paul Kacir
	Title:	Vice President, General Counsel and
Corporate Secretary